Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
John Bean Technologies Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-215465) on Form S-3 and the registration statements (Nos. 333‑218253 and 333-152682) on Form S-8 of John Bean Technologies Corporation of our reports dated February 28, 2019, with respect to the consolidated balance sheets of John Bean Technologies as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of John Bean Technologies Corporation.
Our report dated February 28, 2019, on the consolidated financial statements refers to a change in the method of accounting for revenue recognition in 2018 due to the adoption of Accounting Standard Update 2014-09 and all related amendments, which established Accounting Standard Codification Topic 606, Revenue from Contracts with Customers.
Our report dated February 28, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states the Company acquired Schröder and FTNON, during 2018, and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, Schröder and FTNON’s internal control over financial reporting associated with total assets of less than 5% of consolidated assets and total revenues of less than 5% of consolidated revenues in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Schröder and FTNON.

/s/ KPMG LLP
Chicago, Illinois
February 28, 2019